EXHIBIT 99.3

                     ATWOOD OCEANICS, INC. AND SUBSIDIARIES
                     ANALYSIS OF CONTRACT DRILLING REVENUES
                               AND DRILLING COSTS
                                   (Unaudited)

                             FOR THE QUARTER ENDED SEPTEMBER 30, 2002
                                 CONTRACT               CONTRACT
                                 DRILLING               DRILLING
                                 REVENUES                COSTS
                                           (In Millions)

ATWOOD HUNTER                   $ 8.3                  $ 4.4
ATWOOD FALCON                     6.9                    2.3
SEAHAWK                           5.7                    3.0
VICKSBURG                         5.5                    2.6
ATWOOD SOUTHERN CROSS             2.1                    3.3
RICHMOND                          1.8                    1.8
OTHER                             0.5                   (1.2)
ATWOOD EAGLE                      0.0                    0.0
                               $ 30.8                 $ 16.2




                             FOR THE YEAR ENDED SEPTEMBER 30, 2002
                                CONTRACT                CONTRACT
                                DRILLING                DRILLING
                                REVENUES                COSTS
                                         (In Millions)

ATWOOD FALCON                  $ 33.5                   $ 10.2
ATWOOD HUNTER                    27.4                     13.4
VICKSBURG                        22.5                      9.5
SEAHAWK                          22.3                      9.2
ATWOOD SOUTHERN CROSS            19.3                     11.1
ATWOOD EAGLE                     15.2                      9.0
RICHMOND                          7.1                      9.3
OTHER                             1.9                      3.4
                              $ 149.2                   $ 75.1